UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2018 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure

On May 23, 2018, at the Paris Course on Revascularization (“EuroPCR”), REVA Medical, Inc. (“REVA” or the “Company”) sponsored a symposium entitled FANTOM: the new vision of BRS performance, which highlighted 24-month data from the Company’s FANTOM II clinical trial.

Dr. Gregg Stone from the Columbia University Medical Center and the Cardiovascular Research Foundation and Dr. Ulf Landmesser from Charite Berlin chaired the symposium.

Dr. Alexandre Abizaid, Director of Invasive Cardiology at Institute Dante Pazzanese of Cardiology in Sao Paulo, Brazil, provided a review of the 24-month data from the FANTOM II trial, which included a low 5.0% rate of Major Adverse Cardiac Events (“MACE”) which demonstrates a strong safety profile for Fantom.  Dr. Abizaid also discussed the Company’s expansion trials in long lesions, multi-vessel disease and acute myocardial infarction.

Dr. Gregor Leibundgut from Kantonsspital Baselland in Liestal, Switzerland provided a review of Tyrocore, REVA’s proprietary polymer, which is different from the polylactic acid polymers used to construct first generation scaffolds such as Absorb.  Tyrocore is the foundation for both Fantom, REVA’s current commercial product and Fantom Encore, the Company’s third generation product.  The use of Tyrocore allows Fantom and Fantom Encore to offer improved features including a thinner strut profile, improved ease-of-use, and full x-ray visibility.  Dr. Leibundgut also announced that  Fantom Encore will have 95, 105 and 115 micron strut profiles for the 2.5, 3.0 and 3.5 mm diameters, respectively.  The sequentially larger strut profiles for the three sizes are designed to achieve the thinnest strut profile possible while optimizing strength for each scaffold diameter. The 95 micron strut profile on the 2.5 mm diameter is the smallest strut profile of any commercially available BRS.

Dr. Neils Holm from the Skejby-Aarhus University Hospital in Aarhus, Denmark provided a review of the 24-month Optical Coherence Tomography (“OCT”) sub-study results. The OCT imaging results in a subset of patients treated with Fantom demonstrated vessel patency (maintenance of a wide open artery) and sustained healing with 100% strut coverage at 24 months.

Dr. Matthias Lutz from Universitatsklinikum Schleswig-Holstein in Kiel, Germany presented a selection of patient case reviews as well as an introduction to the Company’s implant technique, referred to as the REVA Technique.

The presentation materials delivered today at the symposium are attached hereto.  Copies of the presentations are also posted under the Investor Relations section of REVA’s website at www.revamedical.com.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, this information including the Exhibit is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Presentation entitled “New 24-month data from the FANTOM II clinical trial and initial results from Fantom BRS expansion trials”
99.2	Presentation entitled “Tyrocore: a proprietary polymer uniquely designed for vascular scaffolds”
99.3	Presentation entitled “Insights from the FANTOM II serial OCT sub-study”
99.4	Presentation entitled “Fantom BRS case reviews and introduction to the REVA Technique”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: May 23, 2018	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Corporate Secretary